Exhibit 16

[COMPANY LOGO OMITTED]
Rotenberg & Co., LLP
strategy@rotenbergllp.com


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

     We have read Item 23 of Form SB-2/A dated March 6, 2001 of Single Source Financial Services Corporation (formerly Ream Printing Paper Corp.) and are in agreement with the statements contained therein regarding the reasons for the change in accountants.



                                       /s/
                                       Rotenberg & Company, LLP
                                       Rochester, New York
                                       March 26, 2001


1870 Winton Road South - Rochester, NY 14618 - 716-295-2400 - Fax 716-295-2150



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